Exhibit 99.1

Viasat Releases Third Quarter Fiscal Year 2023 Financial Results

CARLSBAD., Calif., February 7, 2023 — Viasat Inc. (NASDAQ: VSAT), a global leader in satellite communications, today published its third quarter fiscal year 2023 financial results in a letter to shareholders, which is now posted to the Investor Relations section of the website.

As previously announced, Viasat will host a conference call today, February 7, 2023, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The dial in numbers for the conference are U.S. (800) 715-9871 and International (646) 307-1963. Please reference conference ID 9690359.

Participants can also listen to the live webcast from the Investor Relations section of the website. The call will be archived and available on the site for approximately one month immediately following the conference call.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For more than 35 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram, LinkedIn, Twitter or YouTube.

Copyright © 2023 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts

Deb Green, Public Relations—Corporate, +1 (678) 395-0122, deb.green@viasat.com

Paul Froelich/Peter Lopez, Investor Relations, +1 (760) 476-2633, IR@viasat.com